10f-3 REPORT

             SMITH BARNEY PRINCIPAL RETURN FUND
                   SECURITY & GROWTH FUND

             March 1, 2000 through May 31, 2000

                      Trade                              % of
Issuer                Date  Selling Dealer Amount Price  Issue(1)

Websense          03/02/00  Chase H&Q        $100 $18.00 0.00%*

AT&T Wireless Grp 03/03/00  Merrill Lynch  10,700  29.50 0.12A

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $10,746,850 by other SB Mutual Funds.
* - Amount represents less than 0.01%.




                        10f-3 REPORT

             SMITH BARNEY PRINCIPAL RETURN FUND
                   SECURITY & GROWTH FUND

            June 1, 2000 through August 31, 2000

                  Trade                                % of
Issuer            Date    Selling Dealer Amount Price  Issue(1)

WJ Communications 8/18/00 Chase H&Q      $3,200 $16.00 0.53%A

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $28,800 by other SB Mutual Funds.




                        10f-3 REPORT

             SMITH BARNEY PRINCIPAL RETURN FUND
                   SECURITY & GROWTH FUND

         September 1, 2000 through November 30, 2000

              Trade                                  % of
Issuer        Date     Selling Dealer Amount  Price  Issue(1)

AeroGen, Inc. 11/18/00 Chase H&Q      $18,000 $12.00 0.13%A

(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $36,000 by other SB Mutual Funds.